CERTIFICATE OF MERGER
                                          OF
                                  EIF Holdings, Inc.
                                (A HAWAII CORPORATION)
                                         INTO
                            U S INDUSTRIAL SERVICES, INC.
                               (A DELAWARE CORPORATION)


                             (Pursuant to Section 252 of
                the General Corporation Law of the State of Delaware)


                    The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


                    1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") is as follows:

               NAME                          STATE OF INCORPORATION
               ----                          ----------------------

          EIF Holdings, Inc.                      Hawaii
          U S Industrial Services, Inc.           Delaware



                    2. An Agreement and Plan of Merger, dated May 4, 1998, among the Constituent Corporations and other party thereto has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.


                    3. The name of the surviving corporation of the Merger is U S Industrial Services, Inc. (the "Surviving Corporation"). EIF Holdings, Inc. shall be the merging corporation.


                    4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.


                    5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 54 Stiles Road, Salem, New Hampshire 03079.


                    6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of either Constituent Corporation.


                    7. The authorized capital stock of each Constituent Corporation that is not a corporation of the State of Delaware is as follows:

               NAME                     AUTHORIZED CAPITAL STOCK
               ----                     ------------------------

          EIF Holdings, Inc.            25,000,000 shares of Common Stock,
                                        no par value per share.  20,000,000
                                        shares of Preferred Stock, $.01 par
                                        value per share.


                    8. This Certificate of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Delaware.


                    IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 4th day of May, 1998.


                                        U S INDUSTRIAL SERVICES, INC.


                                        BY:  /s/ Frank J. Fradella
                                           -----------------------
                                             Frank J. Fradella
                                             Chairman